UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2004

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-58246	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Blvd., Ste. 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On December 14, 2004, the Company agreed to issue an aggregate of 5 million shares of the Company’s common stock, at a price of $4.50 per share for gross proceeds of $22.5 million, in a private placement to approximately 45 investors, including Company board members Marc G. Cummins and affiliated entities for $1 million and Ivan M. Lieberburg, Ph.D., M.D. for $50,000. The Company agreed to pay a 7% commission to placement agents in connection with the transaction.

The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Company entered into purchase agreements with each of the purchasers, substantially in the form of Exhibit 99.1 attached hereto and incorporated herein by reference. Each of the purchasers represented their intention to acquire the securities for their own account for investment purposes and not with a view to the distribution thereof other than in accordance with applicable law. Appropriate legends are affixed to the stock certificates issued in the transaction. All purchasers either received or had access to adequate information concerning the investment.

The Company also entered into registration rights agreements with each of the purchasers, substantially in the form of Exhibit 99.2 attached hereto and incorporated herein by reference, pursuant to which the purchasers were granted customary demand registration rights, obligating the Company to file a registration statement covering the purchased shares within two weeks.

Item 7.01. Regulation FD Disclosure.

On December 15, 2004, the Company issued the press release attached to this report as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Form of Purchase Agreement.
Exhibit 99.2 Form of Registration Rights Agreement.
Exhibit 99.3 Press release dated December 15, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

December 15, 2004	By:	/s/ CHUCK TIMPE

Name: CHUCK TIMPE
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Form of Purchase Agreement
99.2	Form of Registration Rights Agreement
99.3	Press release dated December 15, 2004